CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated January 31, 1997, in this Registration Statement (Form N-1A No. 33-36821) of Dreyfus Municipal Cash Management Plus.



                                          ERNST & YOUNG LLP

New York, New York
February 25, 1997